Exhibit 21

                     SUBSIDIARIES OF CROWN BOOKS CORPORATION

                                                                         State of Incorporation
                                                                         ----------------------
Crown Books West Corporation                         (100%)                     Delaware
Crown Books East Corporation                         (100%)                     Delaware
Crown Books National Corporation                     (100%)                     Delaware
Crown DHC Corporation                                (100%)                     Delaware
Super Crown Books Corporation                        (100%)                     Delaware

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